Exhibit 10.4

                                                                       Exhibit A

                          CERTIFICATE OF DESIGNATION
                   OF CONVERTIBLE PREFERRED STOCK, SERIES I
                    OF AUTONOMOUS TECHNOLOGIES CORPORATION


The undersigned, Richard C. Capozza and Monty K. Allen, hereby certify that:

I. They are the duly elected and acting President and Secretary respectively, of Autonomous Technologies Corporation, a Florida corporation (the "Company").

II. The Certificate of Incorporation of the Company presently authorizes 900 shares of preferred stock, par value $.01 per share, of which none are issued and outstanding.

          III. The following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company (the "Board of Directors") at a meeting duly held on April 14, 1998, which constituted all requisite action on the part of the Company for adoption of such resolutions.


                                  RESOLUTIONS

          WHEREAS, the Board of Directors is authorized to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and relative, participating, optional or special rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate a new series of preferred stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series.

          NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates a new series of preferred stock and the number of shares constituting such series and fixes the rights, preferences, privileges and restrictions relating to such series as follows (defined terms having the meanings given thereto in Section 7 unless otherwise provided):

          Section 1.  Designation, Amount and Par Value.  The series of
                      ---------------------------------
preferred stock shall be designated as Convertible Preferred Stock, Series I (the "Series I Preferred Stock"), and the number of shares so designated ("Shares") shall be 1,000 (which shall not be subject to increase without the consent of the holders hereof as provided in Section 3). Each share of Series I Preferred Stock shall have a par value of $.01 per share and a stated value of $10,000 per share (the "Stated Value").

          Section 2.  Dividends.
                      ---------

          (a) The holders of the Series I Preferred Stock shall not be entitled to receive dividends.

          (b) So long as any Series I Preferred Stock shall remain outstanding, the Company shall not redeem, purchase or otherwise acquire directly or indirectly any Junior Securities nor shall the Company directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Series I Preferred Stock, except for repurchases effected by the Company on the open market, pursuant to a direct stock purchase plan.

          Section 3.  Voting Rights.  Except as otherwise provided herein and as
                      -------------
otherwise required by law, the Series I Preferred Stock shall have no voting rights. However, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Series I Preferred Stock then outstanding, take any of the following actions: (a) so long as any shares of Series I Preferred Stock are outstanding, amend its certificate of incorporation, bylaws or other charter documents so as materially and adversely to affect any conversion or transfer rights of any Holder; (b) so long as fifteen percent (15%) of the shares of Series I Preferred Stock are outstanding, declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock except as permitted under this Certificate of Designation and as would not materially and adversely affect the rights of any Holder hereunder; (c) so long as thirty percent (30%) of the shares of Series I Preferred Stock are outstanding, repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock, except for repurchases effected by the Company on the open market, pursuant to a direct stock purchase plan; (d) so long as fifteen percent (15%) of the shares of Series I Preferred Stock are outstanding, authorize or create any class of equity or equity equivalent security that ranks senior to or on parity with the Series I Preferred Stock;
(e) so long as thirty percent (30%) of the shares of Series I Preferred Stock are outstanding, make investments outside the ordinary course of the Company's business in a cumulative amount in excess of $500,000; (f) so long as thirty percent (30%) of the shares of Series I Preferred Stock are outstanding, incur indebtedness for borrowed money, or for the deferred purchase or acquisition price of property or services, directly or indirectly, in an amount greater than $500,000, excluding, however, indebtedness incurred in financing of equipment in connection with the Company's product sales in the ordinary course; (g) so long as any shares of Series I Preferred Stock are outstanding, merge or consolidate with another entity or sell substantially all of the Company's assets if the proceeds of the transaction are insufficient to redeem the Series I Preferred Stock then outstanding in full; (h) so long as fifteen percent (15%) of the shares of Series I Preferred Stock are outstanding, pledge or encumber substantially all of the Company's assets or property; or (i) enter into any agreement with respect to any of the foregoing. The voting rights provided in the foregoing clauses (b) - (h) shall expire on the 300th day following the Original Issue Date.

          Section 4.  Liquidation.  Upon any liquidation, dissolution or
                      -----------
winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of Series I Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series I Preferred Stock an amount equal to one hundred percent (100%) of the Stated Value per Share, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series I Preferred Stock shall be distributed among the holders of Series I Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of
Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Series I Preferred Stock.

          Section 5.  Conversion.
                      ----------

          (a) Conversion Elections. (i) The Series I Preferred Stock shall be convertible at the option of the holder into shares of Common Stock, at the then prevailing Conversion Ratio, from time to time following the Original Issue Date, in minimum amounts of ten (10) shares of Series I Preferred Stock, or such lesser amounts as any converting holder of Series I Preferred Stock then holds. One hundred and fifteen (115) shares of Series I Preferred Stock shall become convertible on or after the fifteenth (15th) day following the Original Issue Date of such Shares, and a further one hundred and fifteen (115) shares of Series I Preferred Stock shall become convertible on each subsequent monthly anniversary of such fifteenth (15th) day, subject to reduction pursuant to
Section 5(a)(iii) below and to Section 3.7 of the Purchase Agreement. Shares need not be converted on the date initially convertible, but may be cumulated with other Shares eligible for conversion and converted at any time thereafter. The holder shall effect conversions by surrendering to the Company the certificate or certificates representing the shares of Series I Preferred Stock to be converted, together with the form of conversion notice attached hereto as Exhibit A (the "Holder Conversion Notice"), or otherwise as provided separately with the holders. Each Holder Conversion Notice shall specify the number of shares of Series I Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such

Holder Conversion Notice by facsimile (the "Holder Conversion Date"). If no Holder Conversion Date is specified in a Holder Conversion Notice, the Holder Conversion Date shall be the date that the Holder Conversion Notice is deemed delivered pursuant to Section 5(i). Subject to Sections 5(b) and 5(a)(iii) hereof, each Holder Conversion Notice, once given, shall be irrevocable. If the holder is converting less than all shares of Series I Preferred Stock represented by the certificate or certificates tendered by the holder with the Holder Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares as have not been converted.

          (ii) On or after the second anniversary of the Original Issue Date, the Company may require the conversion of all or a portion of the then outstanding and unconverted shares of Series I Preferred Stock at the then prevailing Conversion Ratio (subject to reduction pursuant to Section 5(a)(iii)) by delivering to the holder of such shares to be converted a notice in the form attached hereto as Exhibit B (the "Company Conversion Notice"), provided, that no such conversion is permitted unless at the time of the delivery of the Company Conversion Notice and on the Company Conversion Date (as defined below),
(a) an Underlying Shares Registration Statement covering the resale of the shares of Common Stock issuable upon such conversion is effective, (b) the shares of Common Stock issuable upon such conversion are listed for trading on the Nasdaq National Market (or The New York Stock Exchange or any other principal exchange) and any other exchange or quotation system on which the Common Stock is then listed for trading, and (c) the Company is in compliance with all of its obligations under this Certificate of Designation, the Purchase Agreement and the Registration Rights Agreement. Each Company Conversion Notice shall specify the number of shares of Series I Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the day after the Company delivers such Company Conversion Notice by facsimile (the "Company Conversion Date"). If no Company Conversion Date is specified in a Company Conversion Notice, the Company Conversion Date shall be the date that the Company Conversion Notice is deemed delivered pursuant to
Section 5(i). A Holder Conversion Date and a Company Conversion Date are sometimes referred to herein as the "Conversion Date" and a Holder Conversion Notice and a Company Conversion Notice are sometimes referred to as a "Conversion Notice." Any conversion pursuant to this Section 5(a)(ii) shall be subject to Section 5(b) with respect to consequences of the Company's failure to deliver shares of Common Stock in respect of a conversion under this Section.
If the Company is converting less than all shares of Series I Preferred Stock represented by the certificate or certificates tendered by the holder in response to a Company Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such tendering holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares as have not been converted.

          (iii) If on any Conversion Date, (A) the Common Stock is then listed for trading on the Nasdaq National Market or the American Stock Exchange, or if the rules of the Nasdaq Stock Market, Inc. are hereafter amended to extend or adopt rules similar to Rule 4460(i) promulgated thereby (or any successor or replacement provision thereof, the "20% Rule") to the

Nasdaq SmallCap Market or over-the-counter market and the Company's Common Stock is listed for trading on such market or exchange, (B) the 20% Rule is applicable on such Conversion Date, (C) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion of all outstanding shares of Series I Preferred Stock, together with any shares of Common Stock previously issued upon conversion of Series I Preferred Stock would equal or exceed 20% of the number of shares of Common Stock outstanding on the Original Issue Date (the "Issuable Maximum"), and (D) the Company has not previously obtained Shareholder Approval (as defined below), then the Company shall issue to any holder so requesting conversion of Series I Preferred Stock its pro rata portion of the Issuable Maximum in the same ratio that the number of shares of Series I Preferred Stock held by any such holder bears to all shares of Series I Preferred Stock then outstanding and, with respect to any shares of Common Stock that otherwise would have been issuable to such holder in respect of the Conversion Notice at issue hereunder in excess of such holders pro rata portion of the Issuable Maximum (the "Surplus Amount"), the Company shall have the option to either (1) as promptly as possible, but in no event later than 90 days after such Conversion Date, convene a meeting of the holders of the Common Stock and use its reasonable efforts (which may include, among other things, hiring a proxy solicitor) to obtain the Shareholder Approval and the approval of the Company's Board of Directors or (2) redeem, from funds legally available therefor at the time of such redemption, such holder's Surplus Amount of the Series I Preferred Stock subject to such Conversion Notice at a price per share equal to the product of (i) the average Per Share Market Value for the five (5) Trading Days immediately preceding (x) the Conversion Date or
(y) the date of payment in full by the Company of such redemption price, whichever is greater, and (ii) the Conversion Ratio calculated on the Conversion Date; provided, that if the Company has elected to obtain Shareholder Approval under clause (1) above, the holders of a majority of the outstanding shares of Series I Preferred Stock may request, in lieu of such meeting, that the Company redeem each holder's Surplus Amount as set forth herein and provided, further that if the Company fails for any reason to obtain such Shareholder Approval within the time period set forth in (1) above, the Company shall be obligated to redeem the Series I Preferred Stock not converted as a result of the provisions of this Section in accordance with the provisions of clause (2) above, and in such case the interest contemplated by the immediately succeeding sentence shall be deemed to accrue from the Conversion Date. If the holder has requested that the Company redeem shares of Series I Preferred Stock pursuant to this Section and the Company fails for any reason to pay the redemption price under clause
(2) above within seven days after the Conversion Date, the Company will pay interest on such redemption price at a rate of 15% per annum to the converting holder of Series I Preferred Stock, accruing from the Conversion Date until the redemption price plus any accrued interest thereon is paid in full. The entire redemption price, including interest thereon, shall be paid in cash. "Shareholder Approval" means the approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the shareholders of the Company held in accordance with the Company's Certificate of Incorporation and by-laws, of the issuance by the Company of shares of Common Stock exceeding the Issuable Maximum as a consequence of the conversion of Series I Preferred Stock into Common Stock at a price less than the greater of the book or market value on the Original Issue Date as and to the extent required pursuant to Rule 4460(i) of the Nasdaq Stock Market or Rule 713 of the American Stock Exchange (or any successor or replacement provision thereof), as applicable.

          (b) Conversion Mechanics. Not later than three Trading Days after receipt by the Company of a properly completed and duly executed Conversion Notice, the Company will deliver to the holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series I Preferred Stock (subject to reduction pursuant to Section 5(a)(iii) and
Section 3.7 of the Purchase Agreement), (ii) if a certificate for Series I Preferred Stock has been delivered to the Company, one or more certificates representing the number of shares of Series I Preferred Stock not converted, and
(iii) if applicable, a bank check in the amount of declared but unpaid dividends. If such certificate or certificates are not delivered to or as directed by the applicable holder by the third Trading Day after receipt by the Company of a properly completed and duly executed Conversion Notice, the holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return any certificates representing the shares of Series I Preferred Stock tendered for conversion. If the Company fails to deliver to the holder such certificate or certificates pursuant to this Section, prior to the fourth Trading Day after receipt by the Company of a properly completed and duly executed Conversion Notice, the Company shall pay to such holder, in cash, as liquidated damages and not as a penalty, $2,500 for each day after such fourth Trading Day until such certificates are delivered. If the Company fails to deliver to the holder such certificate or certificates pursuant to this Section prior to the 11th day after receipt by the Company of a properly completed and duly executed Conversion Notice and an original share certificate representing the shares of Series I Preferred Stock to be converted, the Company shall, at the holder's option redeem, from funds legally available therefor at the time of such redemption, such number of shares of Series I Preferred Stock then held by such holder, as requested by such holder. The redemption price shall be equal to the sum of (A) the aggregate of all declared but unpaid dividends, plus (B) the number of shares of Series I Preferred Stock then held by such holder multiplied by (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (x) the Conversion Date or (y) the date of payment in full by the Company of such prepayment price, whichever is greater, multiplied by, (2) the Conversion Ratio calculated on the Conversion Date. If the holder has requested that the Company redeem shares of Series I Preferred Stock pursuant to this Section and the Company fails for any reason to pay the redemption price under (2) above within seven days after such notice is deemed delivered pursuant to Section 5(i), the Company will pay interest on the redemption price at a rate of 15% per annum, in cash to such holder, accruing from such seventh day until the redemption price and any accrued interest thereon is paid in full. Nothing herein shall limit a holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common upon conversion within the period specified herein (including, without limitation, damages relating to any purchase of shares of Common Stock by such holder to make delivery on a sale effected in anticipation of receiving certificates representing shares of Common Stock upon conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such holder for the shares of

Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by such holder from the sale of the shares of Common Stock issued by the Company pursuant to such conversion), and such holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

          (c) Conversion Price. (i) The conversion price for each share of Series I Preferred Stock (the "Conversion Price") in effect on any Conversion Date shall be the "Applicable Percentage" of the average Per Share Market Value for the five (5) Trading Days immediately preceding the Conversion Date; provided, that (a) if the Underlying Shares Registration Statement ceases to be effective as to all Registrable Securities (as such term is defined in the Registration Rights Agreement) at any time prior to the expiration of the "Effectiveness Period" (as such term as defined in the Registration Rights Agreement), without being succeeded within 10 Trading Days by a subsequent Underlying Shares Registration Statement filed with and declared effective by the Commission, or (b) if trading in the Common Stock shall be suspended for any reason (other than (I) as a result of the suspension of trading in securities generally or (II) pursuant to a holdback agreement pursuant to Section 7(a) of the Registration Rights Agreement) for more than five (5) Trading Days in the aggregate, or (c) if the conversion rights of the holders of Series I Preferred Stock hereunder are suspended for five (5) consecutive Trading Days (other than as a result of the suspension of trading in securities on such market or exchange generally or temporary suspensions pending the release of material information or due to circumstances within the Company's control, which may include among other things, suspension of the effectiveness of the Underlying Securities Registration Statement by the Commission or a suspension imposed by the Company's board of directors pending any release of material non-public information) or (d) if the Company breaches in a material respect any covenant or other material term or condition to the Purchase Agreement (other than a representation or warranty contained therein), the Registration Rights Agreement or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby, and such breach continues for a period of thirty (30) days after written notice thereof to the Company (any such failure being referred to as an "Event," and for purposes of clause
(c) the date on which such Event occurs, or for purposes of clause (a) the date which such 10 Trading Day-period is exceeded, or for purposes of clause (b) the date on which such three Trading Day period is exceeded, or for clause (d) the date on which such thirty (30) day period is exceeded, being referred to as "Event Date"), then, the Applicable Percentage shall be decreased by 1.5% each month (e.g., the Applicable Percentage would decrease by 1.5% as of the Event Date and an additional 1.5% as of the first monthly anniversary of the Event
Date) until the earlier to occur of the third month anniversary after the Event Date and such time as the applicable Event is cured. Commencing the third month anniversary after the Event Date, the Company shall pay to the holders of the Series I Preferred Stock $25,000 (each holder being entitled to receive such portion of such amount as equals its pro rata portion of the Series I Preferred Stock then outstanding) in cash as liquidated damages, and not as a penalty, on the first day of each monthly anniversary of the Event Date until such time as the applicable Event is cured; provided, that the aggregate amount of such cash payments shall not in any case exceed the product of (I) the number of Shares outstanding on the date of calculation times (II) $2,000 per Share. Any decrease in the Applicable Percentage pursuant to this Section shall be reversed, and the originally prevailing Applicable Percentage shall be restored, if the Event causing such decrease has been subsequently cured, but with effect only as to Shares which become convertible after such cure date (i.e., the Conversion Price for Shares eligible for conversion prior to such cure date, but not converted by such date, shall be calculated based on the lower Applicable Percentage). The provisions of this Section are not exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement. The "Applicable Percentage" means (i) 90% or (ii) such lesser amount as is determined in accordance with the foregoing.

          (ii) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person pursuant to which (i) a majority of the Company's Board of Directors will not constitute a majority of the board of directors of the surviving entity or (ii) less than 65% of the outstanding shares of the capital stock of the surviving entity will be held by the same shareholders of the Company, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Series I Preferred Stock then outstanding shall have the right thereafter to, at their option, (A) convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of the Series I Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which such shares of Series I Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled or (B) require the Company to redeem, from funds legally available therefor at the time of such redemption, its shares of Series I Preferred Stock at a price per share equal to the product of (i) the average Per Share Market Value for the five (5) Trading Days immediately preceding (1) the effective date, the date of the closing or the date of the announcement, as the case may be, of the reclassification, consolidation, merger, sale, transfer or share exchange the triggering such redemption right or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the Conversion Ratio calculated on the date of the closing or the effective date, as the case may be, of the reclassification, consolidation, merger, sale, transfer or share exchange triggering such redemption right, as the case may be. The entire redemption price shall be paid in cash, and the terms of payment of such redemption price shall be subject to the provisions set forth in Section 6(c). The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder of Series I Preferred Stock the right to receive the securities, cash or property set forth in this subsection upon any conversion or redemption following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

          (iii) If the Company (i) makes a public announcement that it intends to enter into a Change of Control Transaction (as defined below) or (ii) any person, group or entity

(including the Company, but excluding a Holder or any affiliate of a Holder) publicly announces a bona fide tender offer, exchange offer or other transaction to purchase 50% or more of the Common Stock (such announcement being referred to herein as a "Major Announcement" and the date on which a Major Announcement is made, the "Announcement Date"), then, in the event that a Holder seeks to convert shares of Series I Preferred Stock on or following the Announcement Date, the Conversion Price shall, effective upon the Announcement Date and continuing through the earlier to occur of the consummation of the proposed transaction or tender offer, exchange offer or other transaction and the Abandonment Date (as defined below), be equal to the lower of (x) the average Per Share Market Value on the five Trading Days immediately preceding (but not including) the Announcement Date and (y) the Conversion Price in effect on the Conversion Date for such Series I Preferred Stock. "Abandonment Date" means with respect to any proposed transaction or tender offer, exchange offer or other transaction for which a public announcement as contemplated by this paragraph has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this paragraph to become operative.

          (d) Reservation of Common Stock. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series I Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Series I Preferred Stock, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable upon the conversion of all outstanding shares of Series I Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradeable.

          (e) Calculations. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but shall instead round to the nearest whole share. All calculations, and all cash payments hereunder, upon redemptions or otherwise, shall be rounded to the nearest $.01.

          (f) Issuance Costs. The issuance of certificates for shares of Common Stock on conversion of Series I Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Series I Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          (g) Converted Stock. Shares of Series I Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of undesignated stock.

          (h) Notices. Any and all notices or other communications or deliveries to be provided by the holders of the Series I Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Legal Department of the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each holder of Series I Preferred Stock at the facsimile telephone number or address of such holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 7:00 p.m.
(Eastern Time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 7:00 p.m. (New York Time) on any date and earlier than 11:59 p.m. (New York Time) on such date, (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

          Section 6.  Redemptions.
                      -----------

          (a) All outstanding and unconverted shares of Series I Preferred Stock on the third anniversary of the Original Issue Date may, at the Company's option, be converted pursuant to Section 5(a)(ii) or redeemed by the Company pursuant to this Section 6(a), from funds legally available therefor at a price per share of Series I Preferred Stock equal to 110% of the aggregate Stated Value of the outstanding Series I Preferred Stock. Thereafter, all shares of Series I Preferred Stock shall cease to be outstanding and shall have the status of authorized but undesignated stock. The entire redemption price shall be paid in cash.

          (b) If at any time the Conversion Price falls below $4.50 (the "Minimum Price"), the Company may give written notice (a "Cash Conversion Notice") to the holders of Series I Preferred Stock, not less than five (5) Trading Days prior to the effective date, that it will redeem by cash payment all Shares tendered for conversion at a Conversion Price less than the Minimum Price, in lieu of issuing Common Stock. Any such cash payment shall be equal to one-hundred ten percent (110%) of the Stated Value of the Shares tendered for conversion (the "Cash Conversion Amount"). Whenever a Holder Conversion Notice is given while a Cash Conversion Notice is in effect, the Company shall, within 48 hours of receipt of a duly executed Holder Conversion Notice, pay the Cash Conversion Amount to the converting holder by wire transfer of immediately available funds. If the Company fails to pay the required amount as and when specified herein, time being of the essence, (A) any current Cash Conversion Notice shall cease to be effective, (B) the converting holder shall be entitled to immediate return of all Share certificates submitted by it, and
(C) whether or not such certificates have been returned, such holder may convert its Shares into Common Stock of the Company, without regard to the cash redemption option of this subsection. The Company may terminate the Cash Conversion Notice on notice to the holders of Series I Preferred Stock to such effect, effective on the date of such notice if delivered to such holders prior to 9:30 a.m. on a Trading Day, otherwise effective on the next following Trading Day. In case of any subdivision, combination or reclassification of outstanding shares of Common Stock, the Minimum Price shall be proportionately adjusted to reflect such change.

          (c) If any portion of the applicable redemption price under this
Section 6 shall not be paid by the Company within seven (7) calendar days after the date due, interest shall accrue thereon at the rate of 15% per annum until the redemption price plus all such interest is paid in full (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of such redemption price remains unpaid for more than 7 calendar days after the date due, the holder of the Series I Preferred Stock subject to such redemption may elect, by written notice to the Company given within 30 days after the date due, to either (i) demand conversion in accordance with the formula and the time frame therefor set forth in Section 5 of all of the shares of Series I Preferred Stock for which such redemption price, plus accrued liquidated damages thereof, has not been paid in full (the "Unpaid Redemption Shares"), in which event the Per Share Market Price for such shares shall be the lower of the Per Share Market Price calculated on the date such redemption price was originally due and the Per Share Market Price as of the holder's written demand for conversion, or (ii) invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. If the holder elects option (i) above, the Company shall within three (3) Trading Days of its receipt of such election deliver to the holder the shares of Common Stock issuable upon conversion of the Unpaid Redemption Shares subject to such holder conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the Holder elects option (ii) above, the Company shall promptly, and in any event not later than three (3) Trading Days from receipt of holder's notice of such election, return to the holder all of the Unpaid Redemption Shares.

          Section 7.  Definitions.  For the purposes hereof, the following terms
                      -----------
shall have the following meanings:

          "Common Stock" means the Company's common stock, $.01 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

          "Conversion Ratio" means, at any time, a fraction, of which (x) the numerator is the Stated Value and of which (y) the denominator is the Conversion Price at such time.

          "Junior Securities" means the Common Stock and all other equity securities of the Company which are junior in rights and liquidation preference to the Series I Preferred Stock.

          "Original Issue Date" shall mean the date of the first issuance of any shares of the Series I Preferred Stock regardless of the number of transfers of any particular shares of Series I Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series I Preferred Stock.

          "Per Share Market Value" means on any particular date (a) the lowest trading price per share of the Common Stock on such date on the Nasdaq National Market or other stock exchange or quotation system on which the Common Stock is then listed or if there is no such price on such date, then the lowest trading price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the Nasdaq National Market or any stock exchange or quotation system, the lowest trading price for a share of Common Stock in the over-the-counter market, as reported by the Nasdaq Stock Market or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices), or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the lowest "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of the shares of the Series I Preferred Stock; provided, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

          "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

          "Purchase Agreement" means the Convertible Series I Preferred Stock Purchase Agreement, dated as of April 16, 1998, between the Company and the original Purchaser of the Series I Preferred Stock.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 16, 1998, by and among the Company and the original Purchaser of Series I Preferred Stock.

          "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq National Market or other stock exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the Nasdaq National Market or any stock exchange or market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and
(c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

          "Underlying Shares" means the number of shares of Common Stock into which the Shares are convertible in accordance with the terms hereof and the Purchase Agreement.

          RESOLVED FURTHER, that the Vice President and Secretary of the Company be, and they hereby are, authorized and directed to prepare, execute, verify, and file with the Secretary of State of Florida, a Certificate of Designation in accordance with these resolutions and as required by law.

          IN WITNESS WHEREOF, Autonomous Technologies Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by ________________, its [Vice President], and attested by ______________, its
[Secretary], this ___ day of April, 1998.


                                        AUTONOMOUS TECHNOLOGIES CORPORATION

                                        By: __________________________
                                        Name: ________________________
                                        Title: _______________________


Attest:

By: __________________________
Name: ________________________
Title: _______________________

                                   EXHIBIT A

                NOTICE OF CONVERSION AT THE ELECTION OF HOLDER

               (To be Executed by the Registered Holder in order
                to Convert shares of Series I Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series I Convertible Series I Preferred Stock indicated below, into shares of Common Stock, par value $.01 per share (the "Common Stock"), of Autonomous Technologies Corporation (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

          Date to Effect Conversion

          Number of shares of Series I Preferred Stock to be Converted

          Number of shares of Common Stock to be Issued

          Applicable Conversion Price

          Signature

          Name

                                   EXHIBIT B

                            NOTICE OF CONVERSION AT
                          THE ELECTION OF THE COMPANY

The undersigned in the name and on behalf of Autonomous Technologies Corporation (the "Company") hereby notifies the addressee hereof that the Company hereby
elects to exercise its right to convert [     ] shares of its Series I
Convertible Preferred Stock (the "Series I Preferred Stock") held by the Holder into shares of Common Stock, par value $.01 per share (the "Common Stock") of the Company according to the terms hereof, as of the date written below. No fee will be charged to the Holder for any conversion hereunder, except for such transfer taxes, if any which may be incurred by the Company if shares are to be issued in the name of a person other than the person to whom this notice is addressed.



Conversion calculations:

          Date to effect Conversion

          Number of shares of Series I Preferred Stock to be Converted

          Number of shares of Common Stock to be Issued

          Applicable Conversion Price

          Name of Holder

          Address of Holder




                                      B-1